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                                                                      Ex-99.23.i

                           [THOMPSON HINE LETTERHEAD]



                                 April 29, 2004

The Gateway Variable Insurance Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio  45209

     RE: THE GATEWAY VARIABLE INSURANCE TRUST, FILE NOS. 333-60940 AND 811-10375

Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 1 to the Gateway Variable Insurance Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporated by reference the Legal Opinion into Post-Effective Amendment No.3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                 Very truly yours,


                                                 /s/ Thompson Hine LLP
                                                 ---------------------
                                                 Thompson Hine LLP